Exhibit 99.1

Arrow Electronics Reports Third-Quarter Sales of $5.7 Billion

-- Non-GAAP Earnings Per Share of $1.40 --

-- 2015 Non-GAAP Earnings Per Share Expected to Be in Excess of $6.00 --

CENTENNIAL, Colo.--(BUSINESS WIRE)--October 28, 2015--Arrow Electronics, Inc. (NYSE:ARW) today reported third-quarter 2015 net income of $109.2 million, or $1.15 per share on a diluted basis, compared with net income of $146.9 million, or $1.47 per share on a diluted basis, in the third quarter of 2014. Excluding certain items1 in the third quarters of 2015 and 2014, net income would have been $133.4 million, or $1.40 per share on a diluted basis, in the third quarter of 2015, compared with net income of $140.2 million, or $1.40 per share on a diluted basis, in the third quarter of 2014. Third-quarter sales of $5.7 billion increased 2 percent from sales of $5.61 billion in the prior year. Third-quarter sales, adjusted for the impact of acquisitions and changes in foreign currencies, decreased 1 percent year over year. In the third quarter of 2015, changes in foreign currencies had negative impacts on growth of approximately $280 million on sales and $.07 or 5 percent on earnings per share on a diluted basis compared to the third quarter of 2014.

“Both our global components and enterprise computing solutions businesses continued to experience strong demand in Europe, while our Americas businesses broadly performed as we had anticipated. In Asia, the economic deterioration was worse than we expected,” said Michael J. Long, chairman, president, and chief executive officer. “We remain committed to continual productivity improvement, and have enhanced our ongoing efficiency initiatives to drive $40 million of expense savings on an annual basis. We are principally accelerating the integrations of some of our recent acquisitions, increasing automation across multiple functions enabled by our Unity enterprise resource planning tool, utilizing our enterprise strengths for greater purchasing leverage, and rationalizing our real estate footprint.”

Global components third-quarter sales of $3.69 billion declined 1 percent year over year. Third-quarter sales, as adjusted, declined 3 percent year over year. Americas components sales declined 4 percent year over year. Europe components sales grew 5 percent year over year. Sales in the region, as adjusted, grew 11 percent year over year. Asia-Pacific components sales declined 2 percent year over year. Core components sales in Asia declined 5 percent year over year.

Global enterprise computing solutions third-quarter sales of $2.01 billion grew 7 percent year over year. Sales, as adjusted, grew 1 percent year over year. Americas sales grew 11 percent year over year. Sales in the region, as adjusted, declined 4 percent year over year. Europe sales declined 3 percent year over year. Sales in the region, as adjusted, grew 15 percent year over year. “Enterprise computing solutions posted record third-quarter operating income and operating margins, with our software sales a greater percentage of our product mix,” added Mr. Long.

“Cash flow from operations on a trailing 12-month basis was $568 million as we continue to exceed our cash flow target,” said Paul J. Reilly, executive vice president, finance and operations, and chief financial officer. “During the quarter, we returned approximately $50 million to shareholders through our stock repurchase program, and approximately $307 million on a trailing 12-month basis. We had approximately $469 million of remaining authorization under our share repurchase programs at the end of the third quarter.”

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

NINE-MONTH RESULTS

Arrow’s net income for the first nine months of 2015 was $339.2 million, or $3.52 per share on a diluted basis, compared with net income of $381.9 million, or $3.80 per share on a diluted basis in the first nine months of 2014. Excluding certain items1 in both the first nine months of 2015 and 2014, net income would have been $410.1 million, or $4.26 per share on a diluted basis, in the first nine months of 2015 compared with net income of $408.6 million, or $4.06 per share on a diluted basis, in the first nine months of 2014. In the first nine months of 2015, sales of $16.53 billion increased 1 percent from sales of $16.37 billion in the first nine months of 2014. Nine-month sales, adjusted for acquisitions and changes in foreign currencies, increased 2 percent year over year. For the first nine months of 2015, changes in foreign currencies had negative impacts on growth of approximately $950 million on sales and $.27 or 7 percent on earnings per share on a diluted basis compared to the first nine months of 2014.

GUIDANCE

“As we look to the fourth quarter, we believe that total sales will be between $6.15 billion and $6.55 billion, with global components sales between $3.45 billion and $3.65 billion, and global enterprise computing solutions sales between $2.7 billion and $2.9 billion. As a result of this outlook, we expect earnings per share on a diluted basis, excluding any charges, to be in the range of $1.75 to $1.91 per share. Our guidance assumes an average tax rate in the range of 27 to 29 percent and average diluted shares outstanding are expected to be 95 million. We are expecting the average USD-to-Euro exchange rate for the fourth quarter to be approximately $1.12 to €1. Based on this assumption, changes in foreign currencies will have a negative impact of approximately $215 million or 3 percent on sales and $.08 or 4 percent on earnings per share on a diluted basis, respectively, when compared with the fourth quarter of 2014. At the midpoint of our fourth-quarter guidance range, full-year 2015 earnings per share, on a diluted basis, excluding any charges, would total approximately $6.08 and grow 3 percent compared to full-year 2014. Adjusted for the impact of changes in foreign currencies, earnings per share would grow 9 percent compared to full-year 2014,” said Mr. Reilly.

Please refer to the CFO commentary, which can be found at www.arrow.com/investor, as a supplement to the company’s earnings release.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 460 locations in 56 countries.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), loss on prepayment of debt, and (gain)/loss on investments. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

Sales	$5,698,304	$5,613,216	$16,530,678	$16,371,795
Costs and expenses:
Cost of sales	4,955,937	4,884,529	14,334,394	14,191,759
Selling, general, and administrative expenses	497,876	485,864	1,457,160	1,453,675
Depreciation and amortization	40,941	39,072	117,854	115,355
Restructuring, integration, and other charges	17,756	3,935	51,099	25,181
	5,512,510	5,413,400	15,960,507	15,785,970
Operating income	185,794	199,816	570,171	585,825
Equity in earnings of affiliated companies	1,674	2,192	4,890	4,790
Gain on sale of investment	-	29,743	2,008	29,743
Interest and other financing expense, net	35,409	27,522	100,959	86,079
	-	-	4,443	-
Income before income taxes	152,059	204,229	471,667	534,279
Provision for income taxes	41,755	57,377	130,589	152,175
Consolidated net income	110,304	146,852	341,078	382,104
Noncontrolling interests	1,060	(12)	1,844	236
Net income attributable to shareholders	$109,244	$146,864	$339,234	$381,868
Net income per share:
Basic	$1.16	$1.49	$3.56	$3.84
Diluted	$1.15	$1.47	$3.52	$3.80
Weighted average shares outstanding:
Basic	94,302	98,631	95,277	99,336
Diluted	95,363	99,866	96,302	100,609

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	September 26, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$336,744	$400,355
Accounts receivable, net	5,065,503	6,043,850
Inventories	2,478,907	2,335,257
Other current assets	300,647	253,145
Total current assets	8,181,801	9,032,607
Property, plant, and equipment, at cost:
Land	23,595	23,770
Buildings and improvements	164,568	144,530
Machinery and equipment	1,234,206	1,146,045
	1,422,369	1,314,345
Less: Accumulated depreciation and amortization	(732,374)	(678,046)
Property, plant, and equipment, net	689,995	636,299
Investments in affiliated companies	72,498	69,124
Intangible assets, net	414,428	335,711
Cost in excess of net assets of companies acquired	2,366,968	2,069,209
Other assets	280,508	292,351
Total assets	$12,006,198	$12,435,301
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,852,306	$5,027,103
Accrued expenses	695,620	797,464
Short-term borrowings, including current portion of long-term debt	85,796	13,454
Total current liabilities	4,633,722	5,838,021

Long-term debt	2,748,283	2,067,898
Other liabilities	411,582	370,471
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2015 and 2014
Issued – 125,424 shares in both 2015 and 2014	125,424	125,424
Capital in excess of par value	1,094,859	1,086,082
Treasury stock (31,895 and 29,529 shares in 2015 and 2014, respectively), at cost	(1,330,916)	(1,169,673)
Retained earnings	4,515,988	4,176,754
Accumulated other comprehensive loss	(247,115)	(64,617)
Total shareholders' equity	4,158,240	4,153,970
Noncontrolling interests	54,371	4,941
Total equity	4,212,611	4,158,911
Total liabilities and equity	$12,006,198	$12,435,301

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	September 26, 2015	September 27, 2014
Cash flows from operating activities:
Consolidated net income	$110,304	$$146,852
Adjustments to reconcile consolidated net income to net cash used for operations:
Depreciation and amortization	40,941	39,072
Amortization of stock-based compensation	11,777	11,116
Equity in earnings of affiliated companies	(1,674)	(2,192)
Deferred income taxes	375	(4,611)
Restructuring, integration, and other charges	12,643	2,556
Gain on sale of investment	-	(18,269)
Excess tax benefits from stock-based compensation arrangements	(21)	(729)
Other	1,475	657
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(22,871)	(41,481)
Inventories	37,935	32,740
Accounts payable	(298,552)	(222,128)
Accrued expenses	13,995	(42,228)
Other assets and liabilities	(14,821)	31,421
Net cash used for operating activities	(108,494)	(67,224)

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(42,236)	(69,298)
Acquisition of property, plant, and equipment	(44,236)	(25,878)
Proceeds from sale of investment	-	40,542
Net cash used for investing activities	(86,472)	(54,634)

Cash flows from financing activities:
Change in short-term and other borrowings	(252)	661
Proceeds from (repayment of)long-term bank borrowings, net	204,300	109,800
Proceeds from exercise of stock options	248	2,692
Excess tax benefits from stock-based compensation arrangements	21	729
Repurchases of common stock	(50,177)	(50,600)
Other	(2,831)	-
Net cash provided by financing activities	151,309	63,282
Effect of exchange rate changes on cash	(19,320)	7,873
Net decrease in cash and cash equivalents	(62,977)	(50,703)
Cash and cash equivalents at beginning of period	399,721	308,936
Cash and cash equivalents at end of period	$336,744	$$258,233

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 26, 2015	September 27, 2014
Cash flows from operating activities:
Consolidated net income	$341,078	$382,104
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	117,854	115,355
Amortization of stock-based compensation	33,783	31,283
Equity in earnings of affiliated companies	(4,890)	(4,790)
Deferred income taxes	26,881	11,368
Restructuring, integration, and other charges	38,106	18,102
Gain on sale of investment	(2,008)	(18,269)
Excess tax benefits from stock-based compensation arrangements	(5,863)	(6,977)
Other	8,057	2,029
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	1,056,282	556,445
Inventories	(44,890)	(97,929)
Accounts payable	(1,318,702)	(632,191)
Accrued expenses	(110,834)	(150,165)
Other assets and liabilities	(23,910)	9,883
Net cash provided by operating activities	110,944	216,248

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(512,910)	(129,522)
Acquisition of property, plant, and equipment	(113,056)	(87,881)
Proceeds from sale of investment	2,008	40,542
Net cash used for investing activities	(623,958)	(176,861)

Cash flows from financing activities:
Change in short-term and other borrowings	(4,069)	(9,243)
Proceeds from (repayment of) long-term bank borrowings, net	238,700	(10,200)
Net proceeds from note offering	688,162	-
Redemption of notes	(254,313)	-
Proceeds from exercise of stock options	14,722	21,013
Excess tax benefits from stock-based compensation arrangements	5,863	6,977
Repurchases of common stock	(206,601)	(189,411)
Other	(5,831)	-
Net cash provided by (used for) financing activities	476,633	(180,864)
Effect of exchange rate changes on cash	(27,230)	9,108
Net decrease in cash and cash equivalents	(63,611)	(132,369)
Cash and cash equivalents at beginning of period	400,355	390,602
Cash and cash equivalents at end of period	$336,744	$$258,233

ARROW ELECTRONICS, INC.
(In thousands except per share data)
(Unaudited)

NON-GAAP SALES RECONCILIATION

	Quarter Ended
	September 26, 2015	September 27, 2014	% Change
Consolidated sales, as reported	$5,698,304	$5,613,216	1.5%
Impact of changes in foreign currencies	-	(278,778)
Impact of acquisitions	5,413	453,596
Consolidated sales, as adjusted	$5,703,717	$5,788,034	(1.5)%

Global components sales, as reported	$3,692,051	$3,731,289	(1.1)%
Impact of changes in foreign currencies	-	(163,753)
Impact of acquisitions	5,413	240,618
Global components sales, as adjusted	$3,697,464	$3,808,154	(2.9)%

Europe components sales, as reported	$992,623	$949,232	4.6%
Impact of changes in foreign currencies	-	(145,742)
Impact of acquisitions	5,413	97,356
Europe components sales, as adjusted	$998,036	$900,846	10.8%

Asia components sales, as reported	$1,241,190	$1,269,792	(2.3)%
Impact of changes in foreign currencies	-	(12,524)
Impact of acquisitions	-	126,394
Asia components sales, as adjusted	$1,241,190	$1,383,662	(10.3)%

Global ECS sales, as reported	$2,006,253	$1,881,927	6.6%
Impact of changes in foreign currencies	-	(115,025)
Impact of acquisitions	-	212,978
Global ECS sales, as adjusted	$2,006,253	$1,979,880	1.3%

Europe ECS sales, as reported	$599,128	$619,045	(3.2)%
Impact of changes in foreign currencies	-	(98,803)
Impact of acquisitions	-	-
Europe ECS sales, as adjusted	$599,128	$520,242	15.2%

Americas ECS sales, as reported	$1,407,125	$1,262,882	11.4%
Impact of changes in foreign currencies	-	(16,222)
Impact of acquisitions	-	212,978
Americas ECS sales, as adjusted	$1,407,125	$1,459,638	(3.6)%

ARROW ELECTRONICS, INC.
(In thousands except per share data)
(Unaudited)

NON-GAAP SALES RECONCILIATION

	Nine Months Ended
	September 26, 2015	September 27, 2014	% Change
Consolidated sales, as reported	$16,530,678	$16,371,795	1.0%
Impact of changes in foreign currencies	-	(949,150)
Impact of acquisitions	369,133	1,212,245
Consolidated sales, as adjusted	$16,899,811	$16,634,890	1.6%

Global components sales, as reported	$10,736,989	$10,721,814	0.1%
Impact of changes in foreign currencies	-	(538,462)
Impact of acquisitions	286,132	752,783
Global components sales, as adjusted	$11,023,121	$10,936,135	0.8%

Europe components sales, as reported	$2,902,619	$2,923,093	(0.7)%
Impact of changes in foreign currencies	-	(498,741)
Impact of acquisitions	95,087	295,666
Europe components sales, as adjusted	$2,997,706	$2,720,018	10.2%

Asia components sales, as reported	$3,504,969	$3,412,441	2.7%
Impact of changes in foreign currencies	-	(28,114)
Impact of acquisitions	187,699	377,493
Asia components sales, as adjusted	$3,692,668	$3,761,820	(1.8)%

Global ECS sales, as reported	$5,793,689	$5,649,981	2.5%
Impact of changes in foreign currencies	-	(410,688)
Impact of acquisitions	83,001	459,462
Global ECS sales, as adjusted	$5,876,690	$5,698,755	3.1%

Europe ECS sales, as reported	$1,859,069	$2,061,057	(9.8)%
Impact of changes in foreign currencies	-	(371,032)
Impact of acquisitions	-	-
Europe ECS sales, as adjusted	$1,859,069	$1,690,025	10.0%

Americas ECS sales, as reported	$3,934,620	$3,588,923	9.6%
Impact of changes in foreign currencies	-	(39,656)
Impact of acquisitions	83,001	459,462
Americas ECS sales, as adjusted	$4,017,621	$4,008,729	0.2%

ARROW ELECTRONICS, INC.
(In thousands except per share data)
(Unaudited)

NON-GAAP EARNINGS RECONCILIATION

	Quarter Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

Operating income, as reported	$185,794	$199,816	$570,171	$585,825
Intangible assets amortization expense	14,269	11,108	39,293	32,925
Restructuring, integration, and other charges	17,756	3,935	51,099	25,181
Operating income, as adjusted	$217,819	$214,859	$660,563	$643,931

Net income attributable to shareholders, as reported	$109,244	$146,864	$339,234	$381,868
Intangible assets amortization expense	11,521	9,086	31,719	26,860
Restructuring, integration, and other charges	12,642	2,556	38,106	18,102
Loss on prepayment of debt	-	-	1,808	-
(Gain)/loss on investments	-	(18,269)	(746)	(18,269)
Net income attributable to shareholders, as adjusted	$133,407	$140,237	$410,121	$408,561

Net income per basic share, as reported	$1.16	$1.49	$3.56	$3.84
Intangible assets amortization expense	.12	.09	.33	.27
Restructuring, integration, and other charges	.13	.03	.40	.18
Loss on prepayment of debt	-	-	.02	-
(Gain)/loss on investments	-	(.19)	(.01)	(.18)
Net income per basic share, as adjusted	$1.41	$1.42	$4.30	$4.11

Net income per diluted share, as reported	$1.15	$1.47	$3.52	$3.80
Intangible assets amortization expense	.12	.09	.33	.27
Restructuring, integration, and other charges	.13	.03	.40	.18
Loss on prepayment of debt	-	-	.02	-
(Gain)/loss on investments	-	(.18)	(.01)	(.18)
Net income per diluted share, as adjusted	$1.40	$1.40	$4.26	$4.06

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC.
(In thousands except per share data)
(Unaudited)

SEGMENT INFORMATION

	Quarter Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Sales:
Global components	$3,692,051	$3,731,289	$10,736,989	$10,721,814
Global ECS	2,006,253	1,881,927	5,793,689	5,649,981
Consolidated	$5,698,304	$5,613,216	$16,530,678	$16,371,795

Operating income (loss):
Global components	$164,744	$179,451	$499,456	$500,239
Global ECS	84,233	69,172	250,144	229,320
Corporate (a)	(63,183)	(48,807)	(179,429)	(143,734)
Consolidated	$185,794	$199,816	$570,171	$585,825

(a) Includes restructuring, integration, and other charges of $17.8 million and $51.1 million for the third quarter and first nine months of 2015 and $3.9 million and $25.2 million for the third quarter and first nine months of 2014, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Global components operating income, as reported	$164,744	$179,451	$499,456	$500,239
Intangible assets amortization expense	7,540	5,493	20,468	16,499
Global components operating income, as adjusted	$172,284	$184,944	$519,924	$516,738

Global ECS operating income, as reported	$84,233	$69,172	$250,144	$229,320
Intangible assets amortization expense	6,729	5,615	18,825	16,426
Global ECS operating income, as adjusted	$90,962	$74,787	$268,969	$245,746

CONTACT:
Arrow Electronics, Inc.
Steven O’Brien
Director, Investor Relations
303-824-4544
or
Paul J. Reilly
Executive Vice President, Finance and Operations, and
Chief Financial Officer
631-847-1872
or
Media Contact:
John Hourigan
Vice President, Global Communications
303-824-4586